Exhibit A

Mutual Fund Series Trust

Class C Master Distribution Plan

AMENDMENT Dated AUGUST 14, 2023

The Class C Master Distribution Plan has been adopted with respect to the following Funds:

AlphaCentric Income Opportunities Fund

AlphaCentric Premium Opportunity Fund

AlphaCentric Robotics and Automation Fund

AlphaCentric SWBC Municipal Opportunities Fund

AlphaCentric Symmetry Strategy Fund

AlphaCentric LifeSci Healthcare Fund

AlphaCentric Strategic Income Fund

Catalyst Systematic Alpha Fund

Catalyst/Warrington Strategic Program Fund

Catalyst Insider Buying Fund

Catalyst Insider Income Fund

Catalyst Dynamic Alpha Fund

Catalyst/CP World Equity Fund

Catalyst/CP Focus Large Cap Fund

Catalyst/CP Focus Mid Cap Fund

Catalyst Nasdaq-100 Hedged Equity Fund

Catalyst Buffered Shield Fund

Catalyst/Lyons Tactical Allocation Fund

Catalyst/CIFC Floating Rate Income Fund

Catalyst/MAP Global Balanced Fund

Catalyst/MAP Global Equity Fund

Catalyst/SMH High Income Fund

Catalyst/SMH Total Return Income Fund

Catalyst Energy Infrastructure Fund

Catalyst/Princeton Credit Opportunity Fund

Catalyst/Millburn Dynamic Commodity Strategy Fund

Catalyst/Millburn Hedge Strategy Fund

Catalyst Enhanced Income Strategy Fund

Catalyst/Aspect Enhanced Multi-Asset Fund

Day Hagan Smart Value Fund

Empiric Fund

Eventide Gilead Fund

Eventide Healthcare and Life Sciences Fund

Eventide Balanced Fund

Eventide Dividend Opportunities Fund

Eventide Limited-Term Bond Fund

Eventide Exponential Technologies Fund

Eventide Core Bond Fund

Eventide Large Cap Focus Fund

JAG Large Cap Growth Fund

Mutual Fund Series Trust

Dated as of December 4, 2023                         By: /s/ Jennifer Bailey

Jennifer Bailey, Secretary